EXHIBIT 10(b)2










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                           LETTER OF CREDIT AGREEMENT

                            DATED AS OF JULY 5, 2006

                                      AMONG

                                  ALLETE, INC.
                    (FORMERLY KNOWN AS MINNESOTA POWER, INC.)

                      THE PARTICIPATING BANKS PARTY HERETO

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                    AS ADMINISTRATIVE AGENT AND ISSUING BANK

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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I DEFINITIONS..........................................................1
   Section 1.1       Definitions...............................................1

ARTICLE II LETTER OF CREDIT....................................................9
   Section 2.1       Issuance of Letter of Credit..............................9
   Section 2.2       Letter of Credit Drawings.................................9
   Section 2.3 Company Reimbursement Obligations; Participating Bank Payments in Respect of the Letter
                     of Credit; Drawing Loans..................................9
   Section 2.4       Agreement of the Company and Each Participating Bank.....11
   Section 2.5       Interest Rates and Payment Dates.........................12
   Section 2.6       Payments.................................................12
   Section 2.7       Security Interest in Pledged Bonds.......................13
   Section 2.8       Fees.....................................................14
   Section 2.9       Method of Payment........................................14
   Section 2.10      Lending Offices and Funding..............................14
   Section 2.11      Computation of Interest..................................15
   Section 2.12      Payment Due on Non-Business Day to be made on Next
                     Business Day.............................................15
   Section 2.13      Late Payments............................................15
   Section 2.14      Source of Funds..........................................15
   Section 2.15      Extension of Stated Expiration Date......................15
   Section 2.16      Provisions Applicable to LIBOR Drawing Loans.............16
   Section 2.17      Rescission of Payments...................................17

ARTICLE III CONDITIONS PRECEDENT..............................................17
   Section 3.1       Conditions Precedent to Issuance of Letter of Credit.....17
   Section 3.2       Conditions Precedent to Drawing Loans....................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................19
   Section 4.1       Company's Representations................................19

ARTICLE V COVENANTS...........................................................22
   Section 5.1       Information..............................................23
   Section 5.2       Maintenance of Property; Insurance.......................24
   Section 5.3       Maintenance of Existence.................................24
   Section 5.4       Compliance with Laws.....................................25
   Section 5.5       Inspection of Property, Books and Records................25
   Section 5.6       Use of Proceeds..........................................25
   Section 5.7       Negative Pledge..........................................25
   Section 5.8       Prohibition of Fundamental Changes.......................25
   Section 5.9       Maximum Ratio of Funded Debt to Total Capital............26
   Section 5.10      Bond Documents...........................................26
   Section 5.11      Official Statement.......................................26
   Section 5.12      Optional Redemptions.....................................26

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   Section 5.13      Conversion...............................................26
   Section 5.14      Pari Passu...............................................26
   Section 5.15      Patriot Act Compliance...................................27

ARTICLE VI EVENTS OF DEFAULT..................................................27
   Section 6.1       Events of Default........................................27
   Section 6.2       Remedies.................................................29
   Section 6.3       Pledge of Special Deposit Account........................29

ARTICLE VII MISCELLANEOUS.....................................................30
   Section 7.1       Taxes....................................................30
   Section 7.2       Increased Costs..........................................31
   Section 7.3       Right of Setoff; Other Collateral........................33
   Section 7.4       Indemnity; Costs and Expenses............................34
   Section 7.5       Non-Controlled Persons,..................................36
   Section 7.6       Obligations Absolute.....................................36
   Section 7.7       Liability of the Issuing Bank............................37
   Section 7.8       Participants, Etc........................................37
   Section 7.9       Survival of this Agreement...............................38
   Section 7.10      Amendments and Waivers...................................39
   Section 7.11      Waiver of Rights by the Banks............................39
   Section 7.12      Severability.............................................39
   Section 7.13      Governing Law; Submission to Jurisdiction................40
   Section 7.14      Notices..................................................40
   Section 7.15      Survival of Certain Obligations..........................41
   Section 7.16      Taxes and Expenses.......................................41
   Section 7.17      Pleadings................................................41
   Section 7.18      Counterparts.............................................41
   Section 7.19      Waiver of Jury Trial.....................................42
   Section 7.20      Register.................................................42
   Section 7.21      Adjustments; Set-off.....................................42

ARTICLE VIII THE ADMINISTRATIVE AGENT.........................................43
   Section 8.1       Appointment and Authorization of Administrative Agent....43
   Section 8.2       Administrative Agent and its Affiliates..................43
   Section 8.3       Action by Administrative Agent...........................43
   Section 8.4       Consultation with Experts................................43
   Section 8.5       Liability of Administrative Agent; Credit Decision.......44
   Section 8.6       Indemnity................................................44
   Section 8.7       Resignation of Administrative Agent and Successor
                     Administrative Agent.....................................44

   Exhibit A............................................Form of Letter of Credit
   Exhibit B..................................Participating Bank L/C Commitments
   Schedule 5.7...................................................Existing Liens

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                           LETTER OF CREDIT AGREEMENT


This Agreement is entered into as of July 5, 2006 by and among ALLETE, Inc., a Minnesota corporation (as more fully defined below, the "COMPANY"), Wells Fargo Bank, National Association, a national banking association, in its capacity as letter of credit issuer (in such capacity, the "ISSUING BANK") and as administrative agent for the Participating Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), and the financial institutions from time to time party hereto (each a "PARTICIPATING BANK").

At the request of the Company, the Collier County Industrial Authority, a public body corporate and politic organized and existing under the laws of the State of Florida (the "ISSUER") is issuing its Industrial Development Variable Rate Demand Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2006 (the "BONDS") in the principal amount of $27,800,000 pursuant to an Indenture of Trust dated as of July 1, 2006 (as amended or supplemented in accordance with the terms hereof and thereof, the "INDENTURE") between the Issuer and U.S. Bank National Association, as trustee for the purchasers of the Bonds (the "TRUSTEE").

The Company and the Issuer have executed a Financing Agreement of even date herewith (as amended or supplemented in accordance with the terms hereof and thereof, the "FINANCING AGREEMENT"), under which the Issuer has agreed to lend the proceeds of the Bonds to the Company.

In order to induce purchase of the Bonds, the Company has requested that the Issuing Bank issue its irrevocable letter of credit for the benefit of the Trustee in the form of Exhibit A.

The Issuing Bank has agreed to issue the requested letter of credit, and the Participating Banks have agreed to participate in the risk of such letter of credit on the terms and subject to the conditions set forth herein.

ACCORDINGLY, in consideration of the mutual covenants contained herein and in related documents, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


SECTION 1.1       DEFINITIONS. As used in this Agreement:

"ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

"AGREEMENT" means this Letter of Credit Agreement, as amended or supplemented from time to time.

"APPLICABLE MARGIN" means (i) 0.425% per annum for any day Level I Status exists; (ii) 0.500% per annum for any day Level II Status exists; (iii) 0.650% per annum for any day Level III Status exists; (iv) 1.025% per annum for any day Level IV Status exists; (v) 1.400% per annum for any day Level V Status exists; and (vi) 1.500% per annum for any day Level VI Status exists.


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"AUTHORIZING ORDER" means any order of the MPUC or any other regulatory body having jurisdiction over the Company or any affiliate of the Company authorizing and/or restricting the indebtedness that may be created from time to time hereunder.

"AVAILABLE AMOUNT" means, at any time, the amount available for drawing under the Letter of Credit, after giving effect to any payments thereunder, reductions thereof, and reinstatements thereof.

"BANKS" means, collectively, the Issuing Bank, the Administrative Agent and the Participating Banks.

"BASE RATE" means for any day the greater of:

                           (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate for U.S. dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

                           (ii) the sum of (x) the rate determined by the Administrative Agent to be the prevailing rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) at approximately 10:00 am. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight federal funds in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, PLUS (y) 1/2 of 1% (0.50%),

"BOND DOCUMENTS" means the Indenture, the Financing Agreement and the Bonds.

"BONDS" has the meaning specified in the preamble to this Agreement.

"BUSINESS DAY" shall have the same meaning herein as the term "business day" in the Letter of Credit and, if the applicable Business Day relates to the borrowing or payment of a Drawing Loan in the first 180 days, means any day on which banks are dealing in U.S. dollar deposits in the interbank market in London, England.

"CAP INTEREST RATE" means a rate per annum of 12% calculated on the basis of a year of 365 days for the actual days elapsed.

"CODE" means the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated and proposed thereunder or under the predecessor Code.

"COMMISSION" means the Securities and Exchange Commission, or any entity succeeding to its responsibilities under the Public Utility Holding Company Act of 1935, as amended.

"COMMITMENT PERCENTAGE" means, as to each Participating Bank, the ratio, expressed as a percentage, of (a) such Lender's L/C Commitment to (b) the aggregate L/C Commitments of all of the Participating Banks.

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"COMPANY" means ALLETE, Inc., a Minnesota corporation duly organized and validly existing under the laws of the State of Minnesota, and its lawful successors and assigns, to the extent permitted by this Agreement.

"CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in consolidated financial statements if such statements were prepared as of such date.

"CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

"DATE OF ISSUANCE" means the date on which all conditions precedent under
Article III hereof have been met or waived by the Administrative Agent and on which the Letter of Credit is issued.

"DRAWING LOAN" has the meaning specified in Section 2.3(b).

"ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, in each case as in effect and applicable to the Company and its Subsidiaries at the time the representation in Section 4.1(m) is made or deemed made or compliance with Section 5.4 is determined.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

"EVENT OF DEFAULT" has the meaning specified in Section 6.1.

"FEDERAL FUNDS RATE" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate.

"FINANCING DOCUMENTS" means this Agreement, the Letter of Credit, and any agreement or instrument relating thereto.

"FINANCING AGREEMENT" has the meaning specified in the preamble to this Agreement.

 "FIRST MORTGAGE" means the Mortgage and Deed of Trust, dated as of September 1, 1945, from the Company to The Bank of New York and Douglas J. MacInnes (successors to Irving Trust Company and Richard H. West), as trustees, as heretofore and hereafter amended and supplemented.

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"FUNDED DEBT" means, with respect to any Person, the sum (without duplication)
of (i) all indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument;
(iii) all capitalized lease obligations; (iv) all indebtedness secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person; (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts from the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) indebtedness evidenced by bonds, notes or similar written instrument; (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers' acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is under interest rate agreements or currency agreements); (viii) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person(s) (including affiliates) in excess of $25,000,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall any calculation of Funded Debt with respect to the Company include (a) deferred taxes, (b) securitized trade receivables, (c) deferred credits including regulatory assets and contributions in aid of construction, (d) the lease obligations for Lake Superior Paper, Inc. relating to paper mill equipment as provided for under an operating lease extending to 2012, or (e) more than 25% of the indebtedness associated with Square Butte.

"GOVERNMENTAL BODY" means any government, foreign, or domestic, any court or any foreign or domestic, federal, state, municipal or other governmental department, commission, board, bureau, agency, public authority or instrumentality.

"HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

"INDENTURE" has the meaning set forth in the preamble to this Agreement.

"INTEREST DRAWING" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Annex F to the Letter of Credit.

"INTEREST PERIOD" means with respect to the LIBOR applicable to a Drawing Loan, a period commencing on a Business Day and ending on the day in the next succeeding month that immediately precedes the date which numerically corresponds to the first day of such Interest Period, except that (i) if such final month has no numerically corresponding day, then the Interest Period shall end on the last Business Day of such month, and (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day.

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"ISSUER" has the meaning specified in the preamble to this Agreement.

"ISSUING BANK" has the meaning set forth in the preamble to this Agreement.

"L/C COMMITMENT" means, as to any Participating Bank, (i) the amount set forth opposite such Participating Bank's name on Exhibit B hereto below the heading "L/C Commitment," or (ii) the obligation of such Participating Bank under
Section 2.1(b) hereof to participate in the Letter of Credit, as the context may require.

"L/C DISBURSEMENT" means any payment or disbursement made by the Issuing Bank under the Letter of Credit.

"L/C MARGIN" means (i) 0.375% per annum for any day Level I Status exists; (ii) 0.475% per annum for any day Level II Status exists; (iii) 0.525% per annum for any day Level III Status exists; (iv) 0.750% per annum for any day Level IV Status exists; (v) 1.00% per annum for any day Level V Status exists; and (vi) 1.25% per annum for any day Level VI Status exists.

"L/C OBLIGATIONS" means, at any time, an amount equal to the sum of (a) the Available Amount at such time and (b) the aggregate amount of Reimbursement Obligations outstanding at such time.

"LETTER OF CREDIT" means the irrevocable transferable letter of credit issued by the Issuing Bank for the account of the Company in favor of the Trustee for the benefit of the owners from time to time of the Bonds pursuant to this Agreement in the form of Exhibit A with appropriate insertions, as amended.

"LETTER OF CREDIT FEE" means the fee payable by the Company under Section
2.8(a).

"LEVEL I STATUS" means the S&P Rating is A- or higher and the Moody's Rating is A3 or higher.

"LEVEL II STATUS" means Level I Status does not exist, but the S&P Rating is BBB+ or higher and the Moody's Rating is Baal or higher.

"LEVEL III STATUS" means neither Level I Status nor Level II Status exists, but the S&P Rating is BBB or higher and the Moody's Rating is Baa2 or higher.

"LEVEL IV STATUS" means none of Level I Status, Level II Status nor Level III Status exists, but the S & P Rating is BBB- or higher and the Moody's Rating is Baa3 or higher.

"LEVEL V STATUS" means none of Level I Status, Level II Status, Level III Status nor Level IV Status exists, but the S & P Rating is BB+ - or higher and the Moody's Rating is Baa1 or higher.

"LEVEL VI STATUS" means none of Level I Status, Level II Status, Level III Status nor Level IV Status exists.

"LIBO BASE RATE" means the rate per annum for United States dollar deposits quoted by the Administrative Agent as the Interbank Market Offered Rate, with the understanding that such rate is quoted by the Administrative Agent for the purpose of calculating effective rates of

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interest for loans making reference thereto, on the first day of an Interest
Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Company understands and agrees that the Administrative Agent may base its quotation of the Interbank Market Offered Rate upon such offers or other market indicators of the London interbank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London interbank market.

"LIBOR" means, with respect to any Interest Period and any principal, an annual rate equal (a) the applicable LIBO Base Rate (rounded up to the nearest 1/16 of 1%) for funds to be made available on the first day of such Interest Period in an amount approximately equal to such principal and maturing at the end of such Interest Period, divided by (b) a number determined by subtracting from 1.00 the maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period. The Administrative Agent's determination of LIBOR shall be conclusive, absent manifest error.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset; PROVIDED, HOWEVER, Lien shall not mean any Trading securities or Available-for-sale securities (as defined in the Notes to the Consolidated Financial Statements contained in the Company's 2005 Annual Report) pledged to secure or cover any hedging transaction in Trading securities or Available-for-sale securities. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

"MAJORITY PARTICIPATING BANKS" mean Participating Banks holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Drawing Loans plus (b) the aggregate amount of all L/C Obligations.

"MATERIAL ADVERSE CHANGE" means any change in the business, organizations, assets, properties or condition (financial or other) of the Company which could materially and adversely affect the Company's ability to perform hereunder, including, without limitation, representations, warranties, covenants and payment of Obligations.

"MATERIAL SUBSIDIARY" means any Subsidiary of the Company that has assets that constitute more than 10% of the consolidated assets of the Company and its Subsidiaries as shown on the most recent financial statements delivered to the Administrative Agent pursuant to Section 5.1 hereof.

"MOODY'S RATING" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior secured non-credit enhanced long-term indebtedness of the Company (or if neither Moody's investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Administrative

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Agent and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

"MPUC" means the Minnesota Public Utilities Commission.

"MULTIEMPLOYER PLAN" means a plan described in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group contributed or has contributed during the last five years of such plan.

"OBLIGATIONS" means the Drawing Loans, fees relating to the Letter of Credit, any and all obligations of the Company to reimburse the Participating Banks for any drawings under the Letter of Credit and all other obligations of the Company to any Bank arising under or in relation to this Agreement.

"OFFICIAL STATEMENT" means the Official Statement relating to the Bonds, dated June 30, 2006.

"ORIGINAL STATED AMOUNT" has the meaning specified in Section 2.1.

"OUTSTANDING," "BONDS OUTSTANDING" or "BONDS THEN OUTSTANDING" shall have the same meaning as the terms "Outstanding Bonds," "Bonds Outstanding" or "Outstanding" in the Indenture.

"PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

"PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

"PLAN" means, with respect to the Company and each Subsidiary thereof at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is or has been maintained or contributed to by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.

"POTENTIAL DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"REFERENCE BANK" means Wells Fargo Bank, National Association.

"REGISTER" has the meaning specified in Section 7.20.

"REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

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"REIMBURSEMENT OBLIGATION" means the Company's obligation to reimburse the
Issuing Bank on account of any L/C Disbursement as provided in Section 2.3.

"RELATED DOCUMENTS" means the Bond Documents, this Agreement, the Letter of Credit, and any other agreement or instrument relating thereto.

"REMARKETING AGENT" means Wells Fargo Brokerage Services, LLC, as remarketing agent under the Indenture, and any successor remarketing agent.

"REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA.

"S&P RATING" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior secured non-credit enhanced long-term indebtedness of the Company (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Administrative Agent and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

"SPECIAL DEPOSIT ACCOUNT" has the meaning specified in Section 6.2(a).

"STATE" means the State of Minnesota.

"STATED EXPIRATION DATE" means July 5, 2011, or such later date to which the Stated Expiration Date may be extended from time to time pursuant to the Letter of Credit and Section 2.15.

"SUBSIDIARY" means any corporation organized under the laws of one of the States of the United States of America of which more than 50% of the voting stock (except directors qualifying shares) is owned or controlled, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

"TERMINATION DATE" means the Expiration Date, as defined in the Letter of Credit.

"TOTAL CAPITAL" means the sum of retained earnings, stockholders' equity (including preferred stock and QUIPs), all determined with respect to the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and Funded Debt.

"UNREIMBURSED DRAWING RATE" has the meaning specified in Section 2.5.

"U.S." means the United States of America.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any capitalized terms used herein which are not specifically defined herein shall have the same meaning herein as in the Indenture. All references in this Agreement to times of day shall be references to Minneapolis, Minnesota time unless otherwise expressly provided herein.


                                   ARTICLE II
                                LETTER OF CREDIT


SECTION 2.1       ISSUANCE OF LETTER OF CREDIT.

                  (a) The Issuing Bank agrees to issue on the Date of Issuance, upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement, the Letter of Credit substantially in the form of Exhibit A. The Letter of Credit shall be in the Original Stated Amount of $28,211,287.67 (the "ORIGINAL STATED AMOUNT"), which is the sum of (i) the principal amount of the Bonds on the Date of Issuance, plus (ii) interest thereon at the Cap Interest Rate for a period of 45 days.

                  (b) Effective upon the issuance of the Letter of Credit and without further action on the part of any Bank, each Participating Bank shall automatically acquire a participation in the Issuing Bank's liability under the Letter of Credit in an amount equal to such Participating Bank's Commitment Percentage of the Original Stated Amount.

SECTION 2.2       LETTER OF CREDIT DRAWINGS.

The Trustee is authorized to make drawings under the Letter of Credit in accordance with the terms thereof. The Company hereby directs the Issuing Bank to make payments under the Letter of Credit in the manner therein provided. The Company hereby irrevocably approves reductions and reinstatements of the Available Amount as provided in the Letter of Credit. No further consent of, notice to or authorization by the Company shall be required in connection with any such reinstatement occurring from time to time as contemplated hereby.

SECTION 2.3 COMPANY REIMBURSEMENT OBLIGATIONS; PARTICIPATING BANK PAYMENTS IN RESPECT OF THE LETTER OF CREDIT; DRAWING LOANS.

                  (a) L/C DISBURSEMENTS TO BE REIMBURSED IMMEDIATELY. On the day of (i) each L/C Disbursement on account of an Interest Drawing, and (ii) each other L/C Disbursement made when the conditions precedent contained in Section 3.2 are not true or have not been satisfied, the Company will pay to the Administrative Agent, for the account of the Participating Banks or the Issuing Bank, as the case may be, the full amount of such L/C Disbursement, without notice or demand of any kind. If the Company fails to make any such payment when due, the unpaid amount thereof shall bear interest until paid by the Company at the rate specified in Section 2.13.

                  (b) OTHER L/C DISBURSEMENTS. Upon the occurrence of any L/C Disbursement not described in subsection (a), the Issuing Bank may request payment in the amount of such L/C Disbursement from the Participating Banks as provided in subsection (c). The amount so paid by each Participating Bank shall constitute a loan (a "DRAWING LOAN") to the Company by such Participating Bank, the proceeds of which Drawing Loan shall be remitted by the Participating Banks to the Administrative Agent and applied by the

         Administrative Agent or the Issuing Bank to the payment of the corresponding Reimbursement Obligation. Each Drawing Loan shall be due and payable on demand and shall bear interest on the unpaid principal amount thereof from the date such Drawing Loan is made until it is paid in full, at a rate per annum equal to the Unreimbursed Drawing Rate.

                  (c) PAYMENTS BY PARTICIPATING BANKS. Upon any L/C Disbursement described in subsection (b), the Issuing Bank, directly or through the Administrative Agent, shall (and, at any time following any other L/C Disbursement, may) give each Participating Bank prompt notice (orally or in writing) of such L/C Disbursement, specifying (a) the amount of such L/C Disbursement, (b) the date such L/C Disbursement was or is to be made and (c) such Participating Bank's PRO RATA share of the amount of such L/C Disbursement (determined on the basis of such Participating Bank's Commitment Percentage). If so requested, each Participating Bank shall pay to the Administrative Agent, for the account of the Issuing Bank, an amount equal to such Participating Bank's Commitment Percentage of such L/C Disbursement, such payment to be made not later than 3:00 p.m. on the date on which such L/C Disbursement is made or to be made (if such Participating Bank was notified at or prior to 1:00 p.m. on such date) or on the next Business Day (if such Participating Bank was notified after such time). Each Participating Bank's obligation to make each such payment, and the right of the Administrative Agent and the Issuing Bank to receive the same, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including (without limiting the effect of the foregoing or of Section 2.4) the occurrence or continuance of a Potential Default or Event of Default or the failure of any other Participating Bank to make any payment under this Section, and each Participating Bank further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Participating Bank shall indemnify and hold harmless the Administrative Agent and the Issuing Bank from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees) resulting from any failure of such Participating Bank to provide, or from any delay in providing, the Administrative Agent with such Participating Bank's Commitment Percentage of such L/C Disbursement in accordance with the provisions of this Section, but no Participating Bank shall be so liable for any such failure on the part of any other Participating Bank.

                  (d) If any amount required to be paid by any Participating Bank to the Administrative Agent pursuant to Section 2.3(c) in respect of any unreimbursed portion of any L/C Disbursement is made after the date such payment is due, such Participating Bank shall additionally pay to the Administrative Agent, for the account of the Issuing Bank, on demand, an amount equal to the product of (i) such amount, times (ii) the Applicable Rate, as defined below, times (iii) a fraction the numerator of which is the number of days during the period commencing on such due date and ending on the date on which payment is made (the "DELINQUENCY PERIOD") and the denominator of which is 360. As used in this subsection, "Applicable Rate" means (x) if the Delinquency Period is 3 days or less, the daily average Federal Funds Rate during the Delinquency Period, and (y) in all other cases, the daily average Base Rate during the Delinquency Period. A certificate of the Administrative Agent submitted to any Participating Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. For purposes of this subsection, payment by any Participating Bank to the Administrative Agent shall not be deemed made until such time as that payment is available to the Administrative Agent in immediately available funds.

                  (e) Whenever, at any time after the Issuing Bank has made an L/C Disbursement and has received from any Participating Bank (through the Administrative Agent) that Participating Bank's PRO RATA share of such L/C Disbursement in accordance with section 2.3(c), the Administrative Agent receives any payment on account of such L/C Disbursement (whether or not such L/C Disbursement has been treated as a Drawing Loan under subsection (c), and whether such payment is received directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Administrative Agent will distribute to such Participating Bank that Participating Bank's L/C Commitment Percentage of such payment.

SECTION 2.4       AGREEMENT OF THE COMPANY AND EACH PARTICIPATING BANK.

Without limiting the effect of subsection 2.3, the Company and each Participating Bank agree with the Issuing Bank that:

                  (a) The Issuing Bank is authorized to make payments under the Letter of Credit upon the presentation of the documents provided for therein and without regard to whether the Company has failed to fulfill any of its obligations with respect to any Related Document or any other default has occurred thereunder.

                  (b) The Issuing Bank is authorized to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are specifically delegated to or required of the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto.

                  (c) The Issuing Bank shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, telegram, telecopy, S.W.I.F.T., telex or other written communication) believed by it to be genuine and to have been signed or sent by the proper Person or Persons (and no such reliance or failure shall place the Issuing Bank under any liability to the Company or any Participating Bank or limit or otherwise affect the Company's or any Participating Bank's obligations under this Agreement).

                  (d) Any action, inaction or omission on the part of the Issuing Bank under or in connection with the Letter of Credit or the instruments or documents related thereto, if in good faith and in conformity with such laws, regulations or customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Company and each Participating Bank (and shall not place the Issuing Bank under any liability to the Company or any Participating Bank or limit or otherwise affect the Company's or any Participating Bank's obligations under this Agreement).

                  (e) Notwithstanding any change or modification, with or without the consent of the Company, in any instruments or documents called for in the Letter of Credit, including waiver of noncompliance of any such instruments or documents with the terms of the Letter of Credit, this Agreement shall be binding on the Company with regard to the Letter of Credit and to any action taken by the Issuing Bank relative thereto.

                  (f) The Company shall indemnify and hold harmless each Bank from any loss or expense arising from or in connection with the Letter of Credit (except to the extent that such loss or expense arises directly from the gross negligence or willful misconduct of the Issuing
         Bank).

SECTION 2.5       INTEREST RATES AND PAYMENT DATES.

Each Drawing Loan shall bear interest determined as follows (the "UNREIMBURSED DRAWING RATE"):

                  (a) through the third Business Day following the corresponding L/C Disbursement, at the Base Rate;

                  (b) thereafter for the immediately following 6 Interest Periods, at a rate per annum equal to the LIBOR applicable to such Interest Periods, plus the Applicable Margin;

                  (c) thereafter through the day preceding the first anniversary of such L/C Disbursement Date, at a rate per annum equal to the Base Rate; and

                  (d) thereafter, at a rate per annum equal to the Base Rate plus 2%.

Interest on all Drawing Loans shall be payable on demand or, if demand is not sooner made, on the last day of each calendar quarter.

SECTION 2.6       PAYMENTS.

                  (a) To the extent the Administrative Agent actually receives payment in respect of principal of or interest on any Pledged Bond, the Drawing Loan made in connection with the purchase of such Pledged Bond shall be deemed to have been reduced PRO TANTO, with the Issuing Bank crediting any interest payment on the Pledged Bond received by it to the payment of interest on the related Drawing Loan (and, after payment of all interest accrued on the related Drawing Loan, to the payment of principal of the related Drawing Loan) and crediting any principal repayment received to the principal thereof (and, after payment of all principal of the related Drawing Loan, to the payment of interest accrued on the related Drawing Loan); PROVIDED that if such interests or principal payments on such Pledged Bonds are derived from the Letter of Credit, any such payments shall not be credited against the Drawing Loans unless the Company has fully reimbursed the Issuing Bank for such amounts derived from the Letter of Credit. Prior to the occurrence of an Event of Default the Issuing Bank agrees that any amount actually received by it in respect of principal of or interest on such Pledged Bonds and not credited to the payment of principal of or interest on the related Drawing Loan as provided in the preceding sentence shall be paid promptly to the Company unless such funds have been derived from a draw on the Letter of Credit which has not been fully reimbursed by the Company in which case only such amounts in excess of the amount necessary to fully reimburse the Issuing Bank for such payment from the Letter of Credit shall be returned to the Company. After the occurrence and during the continuance of an Event of Default any such excess shall be held as collateral for the Obligations pursuant to the terms of Section 6.2(a) and 6.3. Any such payment of a Drawing Loan will be subject, in the case of the first 180 days, to Section 2.16(a) hereof.

                  (b) Each payment (including each prepayment) by the Company on account of principal of and interest on the Obligations payable to the Participating Banks hereunder shall be made PRO RATA according to the respective outstanding principal amounts of the Obligations then held by the Participating Banks. The Administrative Agent shall distribute such payments to the Participating Banks promptly upon receipt in like funds as received.

                  (c) The Administrative Agent agrees that upon any payment of principal by the Company on a Drawing Loan (other than a payment deemed made pursuant to Section 2.6(a) above) the Administrative Agent will promptly thereafter direct the Trustee to transfer to the Company a corresponding amount of Pledged Bonds PROVIDED that the Administrative Agent shall only be obligated to transfer Pledged Bonds in an amount equal to Authorized Denominations.

                  (d) Unless the Administrative Agent shall have received notice from the Company no later than 12:00 noon on the date on which any payment is due to the Participating Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Participating Bank on such due date an amount equal to the amount then due such Participating Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Participating Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Participating Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Participating Bank until the date such Participating Bank repays such amount to the Administrative Agent. A certificate of the Administrative Agent submitted to any Participating Bank with respect to any amounts owing by such Participating Bank under this paragraph (d) shall be conclusive and binding for all purposes absent manifest error.

SECTION 2.7       SECURITY INTEREST IN PLEDGED BONDS.

The Company hereby grants to the Administrative Agent, for the benefit of each of the Banks, a first priority security interest in all of its right, title and interest in and to all Pledged Bonds to secure the repayment of the Obligations. This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code. The Company hereby agrees from time to time, at the request of the Administrative Agent, to cause any financing statements to be filed, registered and recorded in such manner and in all places as may be required by law or reasonably requested by the Administrative Agent in order to fully perfect and protect any lien and security interest created hereby and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments that may be reasonably requested or required by the Administrative Agent for such perfection and protection. The Administrative Agent hereby appoints the Trustee as its bailee for purposes of perfecting its security interest in the Pledged Bonds.

SECTION 2.8       FEES.

The Company will pay, or cause to be paid, to the Administrative Agent:

                  (a) for the account of the Participating Banks in accordance with their respective Commitment Percentages, a letter of credit fee on the average daily Available Amount at a rate equal to the L/C Margin. Such fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date, unless the Letter of Credit is terminated in whole on any earlier date, in which event the letter of credit fee for the period to the date of such termination shall be paid on the date of such termination;

                  (b) for the account of the Issuing Bank, on demand, all administrative fees charged by the Issuing Bank in the ordinary course of business in connection with the honoring of drafts under the Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letter of Credit at the then current rates published by the Bank for such services rendered on behalf of customers of the Issuing Bank generally; and

                  (c) for the account of the Administrative Agent, on the date of each transfer of the Letter of Credit to a successor Trustee, a transfer fee in an amount equal to the Issuing Bank's then standard out-of-pocket fee for transfers in effect on such date.

SECTION 2.9       METHOD OF PAYMENT.

All payments to be made by the Company and the Participating Banks under this Agreement shall be made to the Administrative Agent at Wells Fargo Bank, National Association, ABA No. 121000248, reference: ALLETE, Inc., not later than 3:00 p.m., on the date when due and shall be made in lawful money of the United States of America (in freely transferable U.S. dollars) and in immediately available funds.

SECTION 2.10      LENDING OFFICES AND FUNDING.

Each Participating Bank may fund its Drawing Loans at such branch, office or affiliate as it may from time to time elect and designate in a written notice to the Administrative Agent and the Company. Notwithstanding any other provision of this Agreement, each Participating Bank shall be entitled to fund and maintain its funding of all or any part of each Drawing Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if in the first 180 days the Issuing Bank had actually funded and maintained such Drawing Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to the Interest Periods applicable to such

Drawing Loan and bearing an interest rate equal to the applicable LIBOR for such Interest Periods.

SECTION 2.11      COMPUTATION OF INTEREST.

All computations of interest and fees payable by the Company under this Agreement shall be made on the basis of a 360-day year and actual days elapsed except where interest is computed using the Base Rate, in which case a year of 365 or 366 days and actual days elapsed shall be used. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

SECTION 2.12      PAYMENT DUE ON NON-BUSINESS DAY TO BE MADE ON NEXT BUSINESS
DAY.

If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

SECTION 2.13      LATE PAYMENTS.

Except as set forth in Section 2.5, if the principal amount of any Obligation is not paid when due, such Obligation shall bear interest from the due date thereof until paid in full at a rate per annum equal to the Base Rate from time to time in effect plus 2%, payable on demand.

SECTION 2.14      SOURCE OF FUNDS.

All payments made by the Issuing Bank pursuant to the Letter of Credit shall be made from funds of the Issuing Bank and not from funds obtained from any other Person.

SECTION 2.15      EXTENSION OF STATED EXPIRATION DATE.

                  (a) No later than 90 days before each anniversary date of this Agreement the Company may make a request for a one-year extension of the Stated Expiration Date in a written notice to the Administrative Agent. The Administrative Agent will promptly inform the Issuing Bank and the Participating Banks of any such request. Each of the Issuing Bank and each Participating Bank may, in its sole and absolute discretion, determine whether to consent to such request. If each of the Issuing Bank and each Participating Bank shall give irrevocable written notice to the Administrative Agent not later than 45 days prior to such Stated Expiration Date stating that it is so willing to extend the Stated Expiration Date, then, subject to any conditions precedent that the Administrative Agent may require in connection with such extension (e.g., the remaking of representations and warranties, no Potential Default or Event of Default having occurred or the delivery of a legal opinion and other appropriate documentation), the Stated Expiration Date shall be so extended, such extension to be effective as provided in Section 2.15(b) and the Administrative Agent shall promptly notify the Issuing Bank, the Participating Banks and the Company of such circumstance. Failure by the Issuing Bank or any Participating Bank to deliver such a notice to the Administrative Agent within such time frame shall be deemed to be a denial of the Company's request by the Issuing Bank or such Participating Bank. If the Issuing Bank and each Participating Bank have not delivered written notices in accordance with the terms hereof consenting to the extension of the Stated Expiration Date, the Stated Expiration Date shall not be extended and the Administrative Agent shall promptly notify the Issuing Bank, the Participating Banks and the Company of such circumstance. Any date to which the Stated Expiration Date has been extended in accordance with this Section 2.15 may be extended in like manner.

                  (b)      If the Stated Expiration Date is extended pursuant to
         Section 2.15(a), the Issuing Bank shall deliver to the Trustee an amendment (an "Extension Amendment") designating the date to which the Stated Expiration Date is being extended. Such extension of the Stated Expiration Date shall be effective, after receipt of such notice, on the Business Day following the date of delivery of such Extension Amendment, and thereafter all references in this Agreement to the Stated Expiration Date shall be deemed to be references to the date designated as such in the most recent Extension Amendment delivered to the Trustee. No later than 90 days prior to the then current Stated Expiration Date the Company shall notify the Issuing Bank as to whether it will provide the Trustee with an Alternate Letter of Credit or no credit enhancement.

SECTION 2.16      PROVISIONS APPLICABLE TO LIBOR DRAWING LOANS.

                  (a) FUNDING LOSSES. If the Company makes any payment or prepayment of principal with respect to any Drawing Loan in the first 180 days on any day other than the last day of an Interest Period applicable to such Drawing Loan, the Company shall reimburse each Participating Bank, within 15 days after demand, for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Drawing Loan) including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or failure to borrow or prepay; PROVIDED, HOWEVER, that such Participating Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  (b) BASIS FOR DETERMINING INTEREST RATE UNAVAILABLE. If on or prior to the first day of any Interest Period deposits in dollars (in the applicable amounts) are not being offered to a Participating Bank in the London interbank market for such Interest Period, such Participating Bank shall forthwith give notice thereof to the Administrative Agent and the Company, whereupon the obligation of the Banks to make a Drawing Loan at LIBOR shall be suspended until that Participating Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. Such Participating Bank shall instead make such Drawing Loan at the Base Rate for the first 365 days.

                  (c) ILLEGALITY. If after the Date of Issuance the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participating Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Participating Bank to make, maintain or fund its Drawing Loans at LIBOR, such Participating Bank shall forthwith so notify the Administrative Agent and the Company, whereupon such Participating Bank's obligation to fund any Drawing Loans at LIBOR shall be suspended. If any Participating Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Drawing Loans bearing interest at LIBOR to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Drawing Loan bearing interest at LIBOR, together with accrued interest thereon. Concurrently with prepaying each such Drawing Loan, the Company may borrow a Drawing Loan at the Base Rate in an equal principal amount for a period coincident with the remaining term of the Interest Period applicable to such Drawing Loan.

SECTION 2.17      RESCISSION OF PAYMENTS.

If, following the payment of any Reimbursement Obligation or any interest thereon by the Company to the Administrative Agent pursuant to Section 2.6, any portion of such Reimbursement Obligation and/or interest shall he rescinded or must otherwise be restored by the Issuing Bank, then each Participating Bank, upon notice to it by the Administrative Agent of such rescission or restoration, shall pay to the Administrative Agent its Commitment Percentage of the amount so rescinded or restored.


                                   ARTICLE III
                              CONDITIONS PRECEDENT


SECTION 3.1       CONDITIONS PRECEDENT TO ISSUANCE OF LETTER OF CREDIT.

As conditions precedent to the obligation of the Issuing Bank to issue the Letter of Credit:

                  (a) the Company shall provide to the Administrative Agent on or before the Date of Issuance, in form and substance satisfactory to the Administrative Agent and its counsel:

                           (i) a written opinion of counsel to the Company dated the Date of Issuance;

                           (ii) the written opinion of Bond Counsel, dated the Date of Issuance;

                           (iii) a certificate of the Company signed by an authorized officer of the Company, dated the Date of Issuance and stating that:

                              (A) the representations and warranties of the Company contained in Article IV are correct on and as of the Date of Issuance as though made on such date;


                              (B) no Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit or the execution and delivery of this Agreement, and no event has occurred and is continuing which would constitute an Event of Default or a Potential Default; and


                              (C)   no event of default has occurred or is
                                    continuing on the part of the Company under any of its existing debt agreements.


                           (iv) a copy of resolutions of the board of directors (or a committee thereof) of the Company certified as of the Date of Issuance by the Secretary or an Assistant Secretary of the Company, authorizing, among other things, the execution, delivery and performance by the Company of this Agreement and authorizing the Company to obtain the issuance of the Letter of Credit and to borrow Drawing Loans;

                           (v) certified copies of the Company's by-laws and articles of incorporation;

                           (vi) a certificate of the Secretary or any Assistant Secretary of the Company certifying the name and true signatures of the officers of the Company authorized to sign this Agreement;

                           (vii) evidence of the status of the Company as a duly organized and validly existing corporation under the laws of the State of Minnesota;

                           (viii) evidence that the Remarketing Agent has acknowledged and accepted in writing its appointment as Remarketing Agent under the Indenture and its duties and obligations thereunder;

                           (ix)    true and correct copies of the Related
                  Documents;

                           (x) reliance letters with respect to the opinion delivered in connection with (ii) above; and

                           (xi) such other documents, certificates and opinions as the Administrative Agent or its counsel may reasonably request;

                  (b) no law, regulation or ruling of the United States or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent any Bank from fulfilling its obligations under this Agreement; and

                  (c) all legal requirements provided herein incident to the execution, delivery and performance of this Agreement and the Related Documents and the transaction contemplated hereby and thereby, shall be reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 3.2       CONDITIONS PRECEDENT TO DRAWING LOANS.

Upon payment by the Issuing Bank of any drawing under the Letter of Credit, such drawing shall constitute a Drawing Loan to the Company only if on the date of payment of such drawing the following statements shall be true:

                  (a) the representations and warranties of the Company contained in Article IV are correct in all material respects on and as of the date of such payment as though made on and as of such date; PROVIDED, HOWEVER, with respect to subsection 4.1(e) the references shall be deemed to refer to the Company's most recent annual report filed on Form 10-K and 10-Q and with respect to subsection 4.1(h), the references shall be deemed to be with respect to the consolidated financial statements of the Company and its consolidated subsidiaries contained in the Company's most recent annual report filed on Form 10-K and the most recent quarterly report filed on Form 10-Q, as applicable; and

                  (b) no event has occurred and is continuing, or would result from such payment, which constitutes a Potential Default or Event of Default.

Unless the Company shall have previously advised the Administrative Agent in writing that one or both of the above statements is no longer true, the Company shall be deemed to have represented and warranted on the date of such payment that both of the above statements are true and correct.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1       COMPANY'S REPRESENTATIONS.

In order to induce the Banks to enter into this Agreement, the Company represents and warrants as of the Date of Issuance that:

                  (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has all requisite power and authority to own its property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the character of the property owned or leased by it therein or the transaction of its business makes such qualification necessary and where failure to so qualify could reasonably (either individually or in the aggregate) result in a Material Adverse Change.

                  (b) The Company has full corporate power and authority to enter into, execute, deliver and carry out its obligations under this Agreement and the Related Documents to which the Company is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with the Company's articles of incorporation and by-laws. No consent or approval of, or exemption by, or notice to or filing with any Person is required in respect of the Company to authorize the execution, delivery and performance of, or as a condition to the validity or enforceability of, this Agreement, the

         Related Documents to which the Company is a party or any other agreement of the Company delivered in connection herewith or therewith, except those which have been obtained and except those which are required under the securities or blue sky laws of any jurisdiction. Without limiting the generality of the foregoing, the MPUC has issued its Authorizing Order authorizing the issuance of securities of the Company and the incurrence by the Company of debt so long as (1) the Company's total capitalization does not exceed $1,690,000,000 (or any higher amount so long as total capitalization does not exceed $1,690,000,000 for more than 60 days without prior MPUC approval) and
         (2) the Company's equity ratio falls in the range between 49.27 and
         66.65 percent (or any higher or lower percentages so long as the equity ratio does not deviate from this range for more than 60 days without prior MPUC approval). Such Authorizing Order is in effect through the earlier of (i) April 30, 2007, or (ii) the date at which a subsequent Authorizing Order is issued. The L/C Obligations incurred hereunder will constitute debt for purposes of such Authorizing Order. As of the date hereof, the Company's total capitalization (including Obligations hereunder in an aggregate amount equal to the aggregate L/C Commitments) does not exceed $1,690,000,000 and Company's equity ratio is within the range of 49.27 to 66.65 percent.

                  (c) The officers of the Company who have executed this Agreement, who have requested the issuance of the Letter of Credit and who have executed or will execute the Related Documents to which the Company is a party and all other documents, instruments and agreements required to be delivered or contemplated hereunder or thereunder was and are properly in office and was and are duly authorized to execute the same.

                  (d) This Agreement and the Related Documents to which the Company is a party each constitutes the valid and legally binding obligations of the Company enforceable in accordance with their terms except that the enforceability thereof may be limited by applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  (e) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, before any Governmental Body which individually or in the aggregate, if adversely determined, would materially and adversely affect the financial condition of the Company or materially impair the ability of the Company to perform its obligations under this Agreement, the Related Documents to which the Company is a party, or any other document, instrument or agreement required to be delivered or contemplated hereunder or thereunder. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company which call into question the validity or enforceability of this Agreement, the Related Documents to which the Company is a party or any agreement of the Company delivered in connection herewith or therewith.

                  (f) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which the Company is a party (i) do not violate any provision of the articles of incorporation or by-laws of the Company, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation applicable to or binding on the Company or affecting any of its property, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement or stock preference agreement or under any material mortgage, indenture, contract or other agreement to which the Company is a party or by which any of its property is bound and (iv) do not result in the creation or imposition of any lien upon any material property of the Company.

                  (g) The Company has filed all United States tax returns and all other tax returns, if any, which are required to be filed by the Company, and has paid all taxes due, if any, as shown on said returns, or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and by appropriate proceedings.

                  (h) The consolidated financial statements of the Company and its consolidated subsidiaries as of December 31, 2004 and December 31, 2005 contained in the Company's Annual Report on Form 10-K for the years ended on those dates, copies of which have been furnished to the Banks, present fairly the consolidated financial position of the Company and its Consolidated Subsidiaries as of those dates and the results of their operations for the two years ended December 31, 2005, in conformity with generally accepted accounting principles consistently applied. The consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, copies of which have been furnished to the Bank, present fairly the consolidated financial position of the Company and its Consolidated Subsidiaries as of the dates thereof and have been prepared in conformity with generally accepted accounting principles applied on the basis consistent with that used in the audited consolidated financial statements for the year ended December 31, 2005 (subject to normal year-end and audit adjustments). The Company has no contingent liabilities which are required by generally accepted accounting principles to be shown on the financial statements of the Company other than as indicated on said financial statements and since December 31, 2005, there has been no Material Adverse Change.

                  (i) To the best knowledge of the Company, the Company is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default could reasonably constitute, cause or result in a Material Adverse Change.

                  (j) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U. No part of the proceeds of the Bonds or any Drawing Loan will be used, directly or indirectly, by the Company for a purpose which violates any law, rule, or regulation of any Governmental Body, including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

                  (k) No Potential Default or Event of Default has occurred and is continuing or would result from the obligations incurred by the Company hereunder or by the actions contemplated hereby.

                  (l) The representations and warranties of the Company in the Related Documents to which it is a party are true and correct in every material respect, and the Company has furnished the Administrative Agent a true and correct copy of all the Related Documents as in effect on the date hereof.

                  (m) In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates liabilities and costs arising under or imposed by Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Law, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted in such place, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees). On the basis of this review, the Company has no reason to conclude that such liabilities and costs arising under, including the costs of compliance with, Environmental Laws, could reasonably constitute, cause or result in a Material Adverse Change.

                  (n) No Plan has been terminated nor have any proceedings been instituted to terminate any Plan; the Company has not withdrawn from any Multiemployer Plan in a complete or partial withdrawal nor has a condition occurred which if continued would result in a complete or partial withdrawal; the Company has not incurred any withdrawal liability under Section 4201 or 4204 of ERISA with respect to any Multiemployer Plan; the Company has not incurred any liability to PBGC other than for required insurance premiums which have been paid when due; no Reportable Event with respect to any Plan has occurred; and no Plan has an accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code. Each employee benefit plan (as defined in Section 3(3) of ERISA) maintained by the Company is in compliance with ERISA, except where the failure so to comply could not reasonably constitute, cause or result in a Material Adverse Change.


                                    ARTICLE V
                                    COVENANTS


The Company covenants and agrees with the Banks that it will do the following so long as any amounts may be drawn under the Letter of Credit, and thereafter, so long as any amounts remain outstanding or Obligations remain unfulfilled under this Agreement, unless the Majority Participating Banks shall otherwise consent in writing:

SECTION 5.1       INFORMATION.

The Company will deliver to each Bank:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the annual report of the Company and its Subsidiaries filed with the Commission on Form 10-K for such year, together with a certificate of the treasurer, chief financial officer or controller of the Company showing the Company's compliance with Section 5.9 hereof;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the quarterly report of the Company and its Subsidiaries filed with the Commission on Form 10-Q for such quarter, together with a certificate of the treasurer, chief financial officer or controller of the Company showing the Company's compliance with
         Section 5.9 hereof;

                  (c) within five days after any officer of the Company obtains knowledge of any Potential Default or Event of Default, if such Potential Default or Event of Default is then continuing, a certificate of the treasurer or the controller of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) promptly upon the mailing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so mailed;

                  (e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K (or its equivalent) which the Company shall have filed with the Commission;

                  (f) if and when any member of the Controlled Group (i) gives notice to the PBGC of any "REPORTABLE EVENT" with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given notice of any such Reportable Event, a copy of the notice of such Reportable Event given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Section 4201 or 4204 of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated under Section 4241, 4245 or 4041A of ERISA, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or which may reasonably be expected to result in the imposition of a lien or the posting of a bond or other security under
         Section 401(a)(29) or 412(n) of the Code, or Section 302(f) or 307 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the Controlled Group is required or proposes to take;

                  (g) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the any Bank may reasonably request;

                  (h) (i) copies of each of the notices, reports and certificates which are required to be given to the Trustee by the Company under any of the Bond Documents and (ii) upon request of any Bank, copies of each of the notices, reports and certificates which are required to be given to the holders of the Bonds by the Trustee under the Indenture to the extent (A) received by the Company and (B) not delivered to the Banks by the Trustee; and

                  (i) as promptly as possible and in any event within ten Business Days after the Company has knowledge thereof, notice of any downgrade in the S&P Rating or the Moody's Rating.

SECTION 5.2       MAINTENANCE OF PROPERTY; INSURANCE.

                  (a) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their properties in at least such amounts, against at least such risks and with no greater than such risk retention as are customarily maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Administrative Agent, upon reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.3       MAINTENANCE OF EXISTENCE.

The Company will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their corporate existence and their rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that neither the Company nor any Material Subsidiary shall be required to preserve any such right, privilege or franchise if the Company's or such Subsidiary's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary; and PROVIDED FURTHER that nothing in this Section 5.3 shall prohibit (i) any transaction expressly permitted under Section 5.8, (ii) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another

Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Event of Default shall have occurred and be continuing, (iii) the transfer of assets, rights, privileges, licenses, franchises or businesses from one Subsidiary to another Subsidiary or (iv) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Issuing Bank or the Participating Banks.

SECTION 5.4       COMPLIANCE WITH LAWS.

The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity or fact of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 5.5       INSPECTION OF PROPERTY, BOOKS AND RECORDS.

The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent at the Administrative Agent's expense to visit and inspect any of their properties, to examine and make abstracts from any of their books and records and to discuss their affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.6       USE OF PROCEEDS.

None of the proceeds of any drawing under the Letter of Credit will be used, directly or indirectly, by the Company for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

SECTION 5.7       NEGATIVE PLEDGE.

The Company will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except (a) liens in existence on the date hereof and set forth on SCHEDULE 5.7, (b) Liens created pursuant to the First Mortgage and (c) other liens so long as the amount secured by such other liens does not exceed, in the aggregate, five percent (5%) of Funded Debt.

SECTION 5.8       PROHIBITION OF FUNDAMENTAL CHANGES.

The Company shall not:

                  (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

                  (b) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial portion of its business or property without the prior written consent of the Majority Participating Banks, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing provisions of this Section 5.8, the Company may merge or consolidate with any other Person if the Company is the surviving corporation or the surviving corporation assumes the liabilities of the Company by operation of law or otherwise.

SECTION 5.9       MAXIMUM RATIO OF FUNDED DEBT TO TOTAL CAPITAL.

The Company shall maintain a maximum ratio of Funded Debt to Total Capital of ..65 to 1.0.

SECTION 5.10      BOND DOCUMENTS.

The Company will perform and comply in all material respects with all terms, covenants and conditions of each of the Bond Documents to which it is a party.

SECTION 5.11      OFFICIAL STATEMENT.

The Company will not refer to the Issuing Bank in any representation, official statement or offering memorandum, except for the Official Statement, or make any changes in reference to the Issuing Bank in any revision of the Official Statement or other remarketing materials for the Bonds, except for updated descriptions provided by the Issuing Bank. The Administrative Agent shall use reasonable efforts to provide the Company information necessary to update the description of the Issuing Bank in the Official Statement or such marketing materials.

SECTION 5.12      OPTIONAL REDEMPTIONS.

The Company will not permit an optional redemption or purchase for purposes of cancellation of the Bonds, without the prior written consent of the Majority Participating Banks; PROVIDED, HOWEVER, that if the Company has deposited with the Issuing Bank or the Trustee an amount equal to the principal amount of the Bonds to be redeemed or purchased, the Participating Banks shall consent to such optional redemption or purchase to the extent of such amounts.

SECTION 5.13      CONVERSION.

The Company shall not (i) convert the Bonds to a Fixed Rate without giving the Issuing Bank at least 30 days' prior written notice, or (ii) cause the Bonds to bear interest at the Commercial Paper Rate or Long-Term Rate without a letter of credit securing the Bonds without giving the Issuing Bank at least 30 days' prior written notice.

SECTION 5.14      PARI PASSU.

The Obligations hereunder shall rank PARI PASSU with all of the Company's other senior unsecured indebtedness.

SECTION 5.15      PATRIOT ACT COMPLIANCE

The Company will ensure that no person who owns a controlling interest in or otherwise controls the Company or any Subsidiary is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b),
(c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause the Company and each Subsidiary to comply, with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations.


                                   ARTICLE VI
                                EVENTS OF DEFAULT


SECTION 6.1       EVENTS OF DEFAULT.

"EVENT OF DEFAULT", wherever used herein, means any one of the following events:

                  (a) any material representation or warranty made by the Company in this Agreement or the Bond Documents or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith, shall prove to have been false or misleading in any material respect when made;

                  (b) an Event of Default (as defined in any Related Document)shall have occurred;

                  (c) default in payment by the Company of (i) any Obligations (other than interest or any Letter of Credit Fee) required to be paid or reimbursed under this Agreement to any Bank when and as the same shall become due and payable as herein provided (or, to the extent that such Obligations are payable on demand, on demand)or (ii) any interest or Letter of Credit Fee within five days after the same is due (or, to the extent that such interest is payable on demand, on demand);

                  (d) default in any respect in the due observance or performance by the Company of any covenant set forth in Section 5.7, 5.8, 5.9, 5.12 or 5.13;

                  (e) default in any material respect in the due observance or performance by the Company of any other term, covenant or agreement set forth in this Agreement and such default has not been remedied within 30 days after receiving notice from the Administrative Agent;

                  (f) any material provision of this Agreement, or any of the Bond Documents shall cease to be valid and binding, or the Company or any governmental authority shall contest the validity or binding effect of any such provision, or the Company, or any agent or trustee on behalf of the Company, shall deny that the Company has any or further liability under this Agreement or any of the Bond Documents;

                  (g) (i) the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is unable generally to pay its debts as they come due, is adjudicated insolvent or bankrupt or there is entered any order or decree granting relief in any involuntary case commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the Company petitions or applies to any tribunal for any receiver, trustee, liquidator, assignee or custodian or other similar official of the Company, or commences any proceeding in a court of law for a reorganization, arrangement, dissolution, liquidation or other similar procedure under any bankruptcy law or laws for the relief of debtors, whether now or hereafter in effect, or (iii) there is commenced against the Company any such proceeding in a court of law which remains undismissed or shall not be discharged, vacated or stayed, or such jurisdiction shall not be relinquished, within 60 days after commencement, or the Company by any act, indicates its consent to, approval of, or acquiescence in any such proceeding in a court of law, or to an order for relief in an involuntary case commenced against the Company under any such law, or the appointment of any receiver, trustee, liquidator, assignee, custodian or other similar official for the Company, or (iv) the Company suffers any such receivership, trusteeship, liquidation, assignment or custodianship or other similar procedure to continue undischarged for a period of 60 days after commencement or if the Company takes any action for the purposes of effecting the foregoing;

                  (h) the maturity of any indebtedness of the Company under any agreement or obligation in an aggregate principal amount exceeding $20,000,000 shall be accelerated, or any default shall occur under one or more agreements or instruments under which such indebtedness may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such indebtedness or a trustee therefor to cause the acceleration of the maturity of such indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

                  (i) judgments or orders for the payment of money in excess of $20,000,000 shall be rendered against the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

                  (j) the Trustee shall fail to have a valid and enforceable pledge and assignment of the Trust Estate; or

                  (k) the institution by the Company of steps to terminate any Plan if in order to effectuate such termination, the Company would have to make a contribution to such Plan, or would incur a liability or obligation to such Plan in excess of $1,000,000 or the institution by the PBGC of steps to terminate any Plan.

SECTION 6.2       REMEDIES.

Upon the occurrence of any Event of Default, the Administrative Agent may and, at the written request of the Majority Participating Banks, shall, exercise any one or more of the following rights and remedies in addition to any other remedies herein or by law provided:

                  (a) by notice to the Company, require that the Company immediately pay to the Administrative Agent, in immediately available funds, for deposit in one or more accounts to be maintained by the Administrative Agent (collectively, the "SPECIAL DEPOSIT ACCOUNT"), an amount equal to the Available Amount (such amount to be held by the Administrative Agent in accordance with Section 6.3); PROVIDED, HOWEVER, that in the case of an Event of Default described in Section 6.1(g), the Company shall pay such amount to the Administrative Agent immediately, without any notice;

                  (b) without limiting the right of the Administrative Agent to demand payment of certain Obligations at any time, declare the principal of and interest on the Obligations owing hereunder immediately due and payable, and such amounts shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default under Section 6.1(g) such acceleration shall automatically occur;

                  (c) give notice of the occurrence of an Event of Default to the Trustee and instruct the Trustee to accelerate the Bonds;

                  (d) pursue any rights and remedies it may have under the Related Documents; or

                  (e) pursue any other remedy available at law or in equity.

SECTION 6.3       PLEDGE OF SPECIAL DEPOSIT ACCOUNT.

The Company hereby pledges, and grants the Administrative Agent, as agent for the Issuing Bank and the Participating Banks, a security interest in, all sums held in the Special Deposit Account from time to time and all proceeds thereof as security for the payment of the Obligations. The Administrative Agent may, at any time and from time to time, apply funds then held in the Special Deposit Account to the payment of such Obligations (in such order as the Administrative Agent may elect) as shall have become or shall become due and payable by the Company to the Banks under this Agreement. Following expiration of the Letter of Credit in accordance with its terms, and the payment of all amounts payable by the Company to the Banks under this Agreement, any funds remaining in the Special Deposit Account shall be returned by the Administrative Agent to the Company or paid to whomever may be legally entitled thereto. The Administrative Agent shall have full ownership and control of the Special Deposit Account, and, except as set forth in the preceding sentence, the Company shall have no right to withdraw the funds maintained in the Special Deposit Account.

                                   ARTICLE VII
                                  MISCELLANEOUS


SECTION 7.1       TAXES.

                  (a) For the purposes of this Section 7.1, the following terms have the following meanings:

                  "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement and all penalties and interest with respect thereto, excluding (i) taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which any Bank is organized or in which its principal executive office is located, in which its applicable lending office is located or in which it would be subject to tax due to some connection other than that created by this Agreement and (ii) any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax on the Date of Issuance.

                  "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies and all penalties and interest with respect thereto, which arise from the making of any payment pursuant to this Agreement or from the execution or delivery of this Agreement or the Letter of Credit.

                  (b) Any and all payments by the Company to or for the account of any Bank hereunder shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Banks, the original or a certified copy of a receipt evidencing payment thereof.

                  (c) The Company agrees to indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes on amounts payable under this Section) paid by such Bank. This indemnification shall be paid within 15 days after any Bank makes appropriate demand therefor.

                  (d) On or prior to the date of its execution and delivery of this Agreement, and from time to time thereafter if requested in writing by the Company (but only so long as each Bank remains lawfully able to do so), each Bank shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                  (e) For any period with respect to which any Bank has failed to provide the Company with the appropriate form pursuant to
         Section 7.1(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 7.1(b) or (c) with respect to Taxes imposed by the United States; PROVIDED that, if such Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps (at the expense of such Bank) as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its applicable lending office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank in its sole judgment.

SECTION 7.2       INCREASED COSTS.

                  (a) If after the Date of Issuance any change in any applicable law, treaty, regulation, guideline or directive (including, without limitation, regulations and guidelines with respect to capital adequacy and Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) or any new law, treaty, regulation, guideline or directive, or any interpretation of any of the foregoing by any authority charged with the administration or interpretation thereof or any central bank of other fiscal, monetary or other authority having jurisdiction over any Bank or the transactions contemplated by this Agreement (whether or not having the force of law) (all of the foregoing being referred to as a "REGULATORY CHANGE") shall:

                           (i) subject such Bank to any tax, deduction or withholding with respect to the Bonds, the Letter of Credit or this Agreement, or any amount paid or to be paid by such Bank as the issuer of the Letter of Credit (other than any tax measured by or based upon the overall net income of such Bank imposed by any jurisdiction having control over such Bank);

                           (ii) impose, modify, require, make or deem applicable to any Bank, any reserve requirement (other than reserves against "EUROCURRENCY LIABILITIES" under paragraph
                  (b) below), capital requirement, special deposit requirement, insurance assessment or similar requirement against any assets held by, deposits with or for the account of, or loans, letters of credit or commitments by, an office of such Bank;

                           (iii) change the basis of taxation of payments due any Bank under this Agreement or the Bonds (other than by a change in taxation of the overall net income of such Bank);

                           (iv) cause or deem letters of credit to be assets held by such Bank and/or as deposits on its books; or

                           (v) impose upon such Bank any other condition with respect to such amount paid or payable to or by such Bank or with respect to this Agreement, the Letter of Credit or the Bonds;

         and the result of any of the foregoing is to increase the cost to any Bank of making any payment or maintaining the Letter of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by such Bank, or to reduce the rate of return on the capital of such Bank (taking into consideration such Bank's policies with respect to capital adequacy) or to require such Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, or to increase the cost to such Bank of making or maintaining any Drawing Loan at LIBOR, or to reduce the amount of any sum received or receivable by such Bank under this Agreement with respect thereto, in each case by an amount which such Bank in its reasonable judgment deems material, then:

                              (A) such Bank shall promptly notify the Company in writing of the happening of such event and will designate a different lending office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank;

                              (B) such Bank shall promptly deliver to the Company a certificate stating the change which has occurred or the reserve requirements or other costs or conditions which have been imposed on such Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and a reasonably detailed description of the way in which such amount has been calculated, and such Bank's determination of such amounts, absent fraud or manifest error, shall be conclusive (in determining such amount, such Bank may use any reasonable averaging and attribution methods); and


                              (C) the Company shall pay to each Bank, from time to time as specified by such Bank, such amount as will compensate such Banks, for such additional cost, reduction or payment.

         The protection of this paragraph shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed; PROVIDED, HOWEVER, that if it shall later be determined by such

         Bank that any amount so paid by the Company pursuant to this Section
         7.2 is in excess of the amount payable under the provisions hereof, such Bank shall refund such excess amount to the Company.

                  (b) Without limiting the effect of the foregoing, the Company shall pay to the Issuing Bank and each Participating Bank on the last day of each Interest Period so long as such Bank is maintaining reserves against "EUROCURRENCY LIABILITIES" under Regulation D (or so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Drawing Loans bearing interest at LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any Drawing Loans bearing interest at LIBOR) an additional amount (determined by such Bank and notified to the Company) equal to the product of the following for each such Drawing Loan for each day during such Interest Period:

                           (i) the principal amount of such Drawing Loan outstanding on such day;

                           (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Drawing Loan for such Interest Period as provided in this Agreement and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

                           (iii)   1/360.

SECTION 7.3       RIGHT OF SETOFF; OTHER COLLATERAL.

                  (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other indebtedness at any time held or owing by such Bank or that subsequent holder to or for the credit or the account of the Company, whether or not matured, against and on account of the obligations and liabilities of the Company to such Bank or that subsequent holder hereunder, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement and the Related Documents, irrespective of whether or not (a) the Administrative Agent shall have made any demand hereunder or (b) the principal or the interest on the Drawing Loans and other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  (b) Each of the Issuing Bank and each Participating Bank agrees with each other party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, hereunder in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

                  (c) The rights of any Bank under this Section 7.3 are in addition to, in augmentation of, and, except as specifically provided in this Section 7.3, do not derogate from or impair other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

SECTION 7.4       INDEMNITY; COSTS AND EXPENSES.

                  (a) The Company hereby agrees to indemnify each Bank, its affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to this Agreement, the Letter of Credit, the Drawing Loans, any drawing under the Letter of Credit or any actual or proposed use of proceeds of the drawings under the Letter of Credit; except, only if, and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of such Indemnitee in performing or failing to perform its obligations under this Agreement or in making payment against a drawing presented under the Letter of Credit which does not comply with the terms thereof (it being understood and agreed by the parties hereto that in making such payment the Issuing Bank's exclusive reliance on the documents presented to the Issuing Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever shall not be deemed willful misconduct or gross negligence of the Issuing Bank).

                  (b) The Company shall pay (i) all reasonable costs and out-of-pocket expenses of the Issuing Bank and the Administrative Agent, including, without limitation, costs in connection with the negotiation, documentation and execution of this Agreement and any and all documents, agreements and instruments related thereto, reasonable fees and disbursements of special counsel for the Issuing Bank and the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof or any Potential Default or Event of Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Issuing Bank and the Administrative Agent, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and investigation, collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (c) The Company hereby agrees to indemnify, defend and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee including reasonable expenses of investigating a claim, arising out of or in any way connected with, or as a result of the following:

                           (i)     the issuance, offering and sale of the Bonds;

                           (ii) any acquisition or attempted acquisition of stock or assets of another Person or entity by the Company, or the use of any of the proceeds of any transaction contemplated hereunder by the Company for the making or furtherance of any such acquisition or attempted acquisition;

                           (iii) any breach or alleged breach by the Company of, or any liability or alleged liability of the Company under, any Environmental Laws, or any liability or alleged liability incurred by any Indemnitee under any Environmental Laws in connection with this Agreement, any Related Documents or the transactions contemplated hereunder or thereunder;

                           (iv) the negotiation, preparation, execution, delivery, administration, and enforcement of this Agreement, the Related Documents and any other document required hereunder or thereunder, including, without limitation, any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations hereunder or thereunder, and the transfer of or payment or failure to pay under this Agreement or any of the Related Documents; or

                           (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Indemnitee is a party thereto;

PROVIDED, HOWEVER, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by the Administrative Agent of its obligations under this Agreement or
(B) any commitment made by the Administrative Agent to a person other than the Company which would be breached by the performance of the obligations under this Agreement. Nothing in this subsection is intended to limit the payment and reimbursement obligations of the Company contained in this Agreement.

                  (d) The Company agrees to indemnify the Indemnitees and each person, if any, who controls the Administrative Agent within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel, and including reasonable expenses of investigating a claim) incurred by an indemnified party arising out of in any way connected with, or as a result of:

                           (i) the assertion that any materials used in connection with the offering and sale of the Bonds (except for the materials provided by the Administrative Agent for such use) contain an alleged untrue statement of a material fact or an alleged omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                           (ii) the failure to register the Bonds under the Securities Act of 1933, as amended, or to qualify the Financing Agreement or the Indenture under the Trust Indenture Act of 1939, as amended.

                  (e) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate either the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver, the drawing of any draft and reimbursement of the Issuing Bank therefor, the invalidity or unenforceability of any term or provision of this Agreement, any Related Documents, or any other document required hereunder or thereunder, any investigation made by or on behalf of the Administrative Agent, or the Company or the content or accuracy of any representation or warranty made under this Agreement, any Related Documents or any other document required hereunder or thereunder.

SECTION 7.5       NON-CONTROLLED PERSONS,

The Issuing Bank does not control, either directly or indirectly through one or more intermediaries, the Company. Nor does the Company control, either directly or indirectly through one or more intermediaries, the Issuing Bank. The Issuing Bank and the Company shall provide written notice to the Trustee, Remarketing Agent and the Owners at least 30 days prior to the consummation of any transaction that would result in the Company controlling or being controlled by the Issuing Bank.

SECTION 7.6       OBLIGATIONS ABSOLUTE.

The obligations of the Company under this Agreement including, without limitation, all fees to be paid hereunder, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever.

SECTION 7.7       LIABILITY OF THE ISSUING BANK.

The Company assumes all risks of the acts or omissions of the Trustee, the Remarketing Agent, any Paying Agent or any agent of the Trustee, the Remarketing Agent or any Paying Agent and any transferee of the Letter of Credit with respect to their use of the Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for (a) the use of the Letter of Credit or for any acts or omissions of the Trustee and any transferee in connection therewith, (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; PROVIDED, HOWEVER, that the Company shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's wrongful failure to make lawful payment under the Letter of Credit after the presentation to the Issuing Bank by the Trustee or a successor trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit (it being understood that in making such payment the Issuing Bank's exclusive reliance on the documents presented to the Issuing Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to forged, fraudulent, invalid or insufficient in any respect or any statement whatsoever, shall not be deemed willful misconduct or gross negligence of the Issuing Bank). The Issuing Bank is hereby expressly authorized and directed to honor any demand for payment which is made under the Letter of Credit without regard to, and without any duty on its part to inquire into the existence of, any disputes or controversies between the Issuer, the Company, the Remarketing Agent, the Trustee, any Paying Agent, or any other person or the respective rights, duties or liabilities of any of them, or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true and correct.

SECTION 7.8       PARTICIPANTS, ETC.

                  (a) Each Participating Bank shall have the right at any time, with the written consent of the Company (which consent shall not be unreasonably withheld) and the Issuing Bank (which consent shall be granted in the sole discretion of the Issuing Bank), to assign all or any part of its L/C Commitment (including the corresponding portion of its Commitment Percentage) to one or more other Persons; PROVIDED that such assignment is in an amount of at least $5,000,000 or the entire L/C Commitment of such Participating Bank, and if such assignment is not for such Participating Bank's entire L/C Commitment then such Participating Bank's L/C Commitment after giving effect to such assignment shall not be less than $5,000,000. Each such assignment shall set forth the assignees address for notices to be given hereunder. Upon any such assignment, delivery to the Administrative Agent of an executed copy of such assignment agreement and the forms referred to in Section 7.1 hereof, if applicable, and the payment of a $3,500 recordation fee to the Administrative Agent, the assignee shall become a Participating Bank hereunder, and the Participating Bank granting such assignment shall have its L/C Commitment (including the corresponding portion of its Commitment Percentage), and its obligations and rights in connection therewith, reduced by the amount of such assignment.

                  (b) Each Participating Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the L/C Commitments, and its corresponding participation obligation in the Letter of Credit, held by such Participating Bank at any time; PROVIDED that (i) no such participation shall relieve any Participating Bank of any of its obligations under this Agreement, (ii) no such participant shall have any rights under this Agreement except as provided in this Section 7.8(b), and (iii) neither the Issuing Bank nor the Administrative Agent shall have any obligation or responsibility to such participant. Any party to which such a participation has been granted shall have the benefits of Sections 7.1, 7.2, 7.3, 7.4 and 7.15, but shall not be entitled to receive any greater payment under such Sections than the Participating Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Participating Bank may grant such a participating interest shall provide that such Participating Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Participating Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase or extend any L/C Commitment of such Participating Bank if such increase or extension would also increase or extend the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Obligation payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

SECTION 7.9       SURVIVAL OF THIS AGREEMENT.

All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Issuing Bank of the Letter of Credit and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any sums drawn or due hereunder shall be outstanding and unpaid, regardless of any investigation made by any person. Wherever in this Agreement the Issuing Bank is referred to, such reference shall be deemed to include the successors and assigns of the Issuing Bank and all covenants, promises and agreements by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Issuing Bank. The rights and duties of the Company, however, may not he assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Administrative Agent, and all obligations of the Company hereunder shall continue in full force and effect notwithstanding any assignment by the Company of any of its rights or obligations under any of the Bond Documents or any entering into, or consent by the Company, to any supplement or amendment to any of the Bond Documents.

SECTION 7.10      AMENDMENTS AND WAIVERS.

Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Participating Banks may, or, with, but only with, the written consent of the Majority Participating Banks, the Administrative Agent or the Issuing Bank, as applicable, may, from time to time,
(a) enter into with the Company written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of adding any provisions to this Agreement or the other Financing Documents or changing in any manner the rights of the Participating Banks or of the Company hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Participating Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of an Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall, without the consent of each Participating Bank, (i) reduce the amount or extend the scheduled date of maturity of any Obligation or any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the Stated Expiration Date, in each case without the consent of each Participating Bank affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Participating Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Financing Documents, in each case without the written consent of all the Participating Banks, or (iii) amend, modify or waive any provision of Article VIII or any provision hereunder affecting the rights or obligations of the Issuing Bank without the written consent of the Administrative Agent or the Issuing Bank, respectively. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Participating Banks and shall be binding upon the Company, the Participating Banks, the Issuing Bank and the Administrative Agent. In the case of any waiver, the Company, the Participating Banks, the Issuing Bank and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Financing Documents, and any Potential Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Potential Default or Event of Default or impair any right consequent thereon.

SECTION 7.11      WAIVER OF RIGHTS BY THE BANKS.

No course of dealing or failure or delay on the part of any Bank in exercising any right, power or privilege hereunder or under the Letter of Credit shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right or privilege. The rights of the Banks under this Agreement and the Letter of Credit are cumulative and not exclusive of any rights or remedies which the Banks would otherwise have.

SECTION 7.12      SEVERABILITY.

In case any one or more of the provisions contained in this Agreement shall be held or deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.13      GOVERNING LAW; SUBMISSION TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Minnesota and of any State court sitting in Hennepin County, Minnesota for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 7.14      NOTICES.

                  (a) Except as otherwise specified herein, all notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed:

If to the Issuing Bank and/or the Administrative Agent, to


                                          Wells Fargo Bank, National Association
                                          MAC N9305-031
                                          6th and Marquette Avenue
                                          Minneapolis, MN  55479
                                          Attention: Patrick McCue
                                          Telephone: 612-667-0700
                                          Facsimile: 612-667-2276


                                          and to:


                                          Faegre & Benson LLP
                                          2200 Wells Fargo Center
                                          90 South Seventh Street
                                          Minneapolis, MN 55402
                                          Attention:  James M. Pfau
                                          Telephone: 612-766-7000
                                          Facsimile: 612-766-1600


If to the Company, to                     ALLETE, Inc.
                                          30 West Superior Street
                                          Duluth, Minnesota 55802
                                          Attention: Treasurer
                                          Telephone: 218-723-3942
                                          Facsimile: 218-723-3912

If to the Remarketing Agent, to           Wells Fargo Brokerage Services, LLC
                                          MAC N9303 105
                                          608 Second Avenue South
                                          Minneapolis, Minnesota  55402
                                          Attention:  Remarketing Desk
                                          Telephone: 612-667-9435
                                          Facsimile: 612-667-1593


If to the Trustee, to                     U.S. Bank National Association
                                          60 Livingston Avenue
                                          St. Paul, Minnesota 55107
                                          Attention:  Corporate Trust Department
                                          Telephone: 651-495-3915
                                          Facsimile: 651-495-8097

         Any party may change its address for purposes hereof by notice to the other parties.

                  (b) The Issuing Bank agrees to give immediate notice, promptly confirmed in writing, to the Remarketing Agent of any notice of an Event of Default given to the Trustee by the Issuing Bank.

SECTION 7.15      SURVIVAL OF CERTAIN OBLIGATIONS.

The obligation of the Company to reimburse the Banks pursuant to Sections 7.1,
7.2 and 7.4 shall survive the payment of the Bonds and the termination of this Agreement.

SECTION 7.16      TAXES AND EXPENSES.

Any transfer, stamp, documentary or other similar taxes payable or ruled payable by any Governmental Body in respect of this Agreement, the Letter of Credit or the Bonds shall be paid by the Company, together with interest and penalties, if any; PROVIDED, HOWEVER, that the Company may reasonably contest any such taxes with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

SECTION 7.17      PLEADINGS.

The table of contents and captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 7.18      COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute one instrument, and shall become effective when copies hereof bearing the signatures of each of the parties hereto shall be delivered to the Company and the Administrative Agent.

SECTION 7.19      WAIVER OF JURY TRIAL.

Each of the Company and each Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 7.20      REGISTER.

The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in subsection 7.14 a register (the "REGISTER") for the recordation of the names and addresses of the Participating Banks and the Commitment Percentages of, and principal amount of the Obligations owing to, each Participating Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Participating Banks may treat each Person whose name is recorded in the Register as the owner of an Obligation hereunder and the other Financing Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Company or any Participating Bank at any reasonable time and from time to time upon reasonable prior notice.

SECTION 7.21      ADJUSTMENTS; SET-OFF.

If any Participating Bank (a "BENEFITED PARTICIPATING BANK") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Participating Bank, if any, in respect of such other Participating Bank's Obligations owing to it, or interest thereon, such benefited Participating Bank shall purchase for cash from the other Participating Banks a participating interest in such portion of each such other Participating Bank's Commitment Percentage or the Obligations owing to it, or shall provide such other Participating Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Participating Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Participating Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Participating Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

SECTION 7.22      PATRIOT ACT NOTICE

As required by the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), the Banks hereby notify the Company that pursuant to the requirements of the Act, and the Banks' policies and practices, the Banks are required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and address of the Company and such other information that will allow the Banks to identify the Company in accordance with the Act.

                                  ARTICLE VIII
                            THE ADMINISTRATIVE AGENT


SECTION 8.1       APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

Each Participating Bank hereby appoints Wells Fargo Bank, National Association, as the Administrative Agent under this Agreement and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The relationship between the Administrative Agent and the Participating Bank is and shall be that of agent and principal only, and nothing contained in this Agreement or the Letter of Credit shall be construed to constitute the Administrative Agent as a trustee or fiduciary for any Participating Bank or the Company.

SECTION 8.2       ADMINISTRATIVE AGENT AND ITS AFFILIATES.

The Administrative Agent shall have the same rights and powers under this Agreement as any other Participating Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any affiliate of the Company as if it were not the Administrative Agent hereunder. The term "PARTICIPATING BANK" as used herein, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Participating Bank.

SECTION 8.3       ACTION BY ADMINISTRATIVE AGENT.

If the Administrative Agent delivers to the Company a written notice of an Event of Default hereunder, the Administrative Agent shall promptly give each of the Participating Banks written notice thereof. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Potential Default or Event of Default. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of this Agreement, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under the Letter of Credit unless it shall be first indemnified to its reasonable satisfaction by the Participating Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Potential Default or Event of Default exists unless notified to the contrary by a Participating Bank or the Company. In all cases in which this Agreement and the Letter of Credit do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

SECTION 8.4       CONSULTATION WITH EXPERTS.

The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 8.5       LIABILITY OF ADMINISTRATIVE AGENT; CREDIT DECISION.

Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection transactions contemplated by this Agreement (i) with the consent or at the request of the Majority Participating Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the Letter of Credit;
(ii) the performance or observance of any of the covenants or agreements of the Company or any other party contained herein or in the Letter of Credit; (iii) the satisfaction of any condition specified in Section 3.1 or 3.2 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other documents or writing furnished in connection herewith; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under this Agreement or the Letter of Credit by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Participating Banks, the Company, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to he genuine or to be sent by the proper party or parties. Each Participating Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Participating Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Company in the manner set forth herein. It shall be the responsibility of each Participating Bank to keep itself informed as to the creditworthiness of the Company and any other relevant Person, and the Administrative Agent shall have no liability to any Participating Bank with respect thereto.

SECTION 8.6       INDEMNITY.

The Participating Banks shall ratably, in accordance with their respective Commitment Percentage, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it hereunder or in connection with the transactions contemplated hereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Participating Banks under this
Section 8.6 shall survive termination of this Agreement.

SECTION 8.7 RESIGNATION OF ADMINISTRATIVE AGENT AND SUCCESSOR ADMINISTRATIVE AGENT.

The Administrative Agent may resign at any time by giving written notice thereof to the Participating Banks and the Company. Upon any such resignation of the Administrative Agent, the Majority Participating Banks shall have the right to appoint a successor Administrative Agent with the consent of the Company. If no successor Administrative Agent shall have been so appointed by the Majority Participating Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Participating Banks, appoint a successor Administrative Agent, which shall be any Participating Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent hereunder, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8.7 and all protective provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                             SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

                                       ALLETE, INC.



                                       By  /s/ Mark A. Schober
                                          -----------------------------------
                                           Its Senior Vice President and
                                           Chief Financial Officer



                                       By  /s/ Donald W. Stellmaker
                                          -----------------------------------
                                           Its Treasurer






                 SIGNATURE PAGE FOR LETTER OF CREDIT AGREEMENT

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           AS ADMINISTRATIVE AGENT, AS ISSUING
                                           BANK AND AS A PARTICIPATING BANK



                                       By  /s/ Patrick McCue
                                          -----------------------------------
                                           Patrick McCue
                                           Its Vice President




                 SIGNATURE PAGE FOR LETTER OF CREDIT AGREEMENT

                                       THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
                                           CHICAGO BRANCH, AS A PARTICIPATING
                                           BANK



                                       By  /s/ Mathew A. Ross
                                          -----------------------------------
                                           Its Vice President & Manager
                                               ------------------------------






                 SIGNATURE PAGE FOR LETTER OF CREDIT AGREEMENT

                                                                       EXHIBIT A
                                                                       ---------

                           IRREVOCABLE LETTER OF CREDIT

                                                                    July 5, 2006
                                                  Letter of Credit No. NZS569069

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Department

Ladies and Gentlemen:

         At the request and for the account of ALLETE, Inc., we hereby establish in your favor as Trustee under the Indenture (as defined below), our irrevocable letter of credit in the amount of U.S. $28,211,287.67 (Twenty Eight Million Two Hundred Eleven Thousand Two Hundred Eighty Seven and 67/100 Dollars) in connection with the Bonds (as defined below) available with ourselves by sight payment against presentation of one or more signed and dated demands addressed by you to Wells Fargo Bank, N.A., Letter of Credit Operations Office, San Francisco, California, each in the form of Annex A (an "A Drawing"), Annex B (a "B Drawing"), Annex C (a "C Drawing"), Annex D (a "D Drawing"), Annex E (an "E Drawing"), or Annex F (an "F Drawing") hereto, with all instructions in brackets therein being complied with. Each such demand must be presented to us in its original form or by facsimile transmission of such original form.

         Each such presentation must be made at or before 5:00 p.m. San Francisco time on a Business Day (as hereinafter defined) to our Letter of Credit Operations Office in San Francisco, California (presently located at One Front Street, 21st Floor, San Francisco, California 94111)

         This Letter of Credit expires at our Letter of Credit Operations Office in San Francisco, California on July 5, 2011 or, if such date is not a Business Day, then on the first (1st) succeeding Business Day thereafter (the "Expiration Date").

         As used herein the term "Business Day" shall mean a day on which our San Francisco Letter of Credit Operations Office is open for business.

         The amount of any demand presented hereunder will be the amount inserted in numbered Paragraph 4 of said demand. By honoring any such demand we make no representation as to the correctness of the amount demanded.

         We hereby agree with you that each demand presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such demand, in immediately available funds of Wells Fargo Bank, National Association:

         (i) not later than 10:00 a.m., San Francisco time, on the Business Day following the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us at or before noon, San Francisco time.

                                       OR

         (ii) not later than 10:00 a.m., San Francisco time, on the second Business Day following the Business Day on which such demand is presented to us as aforesaid, if such presentation is made to us after noon, San Francisco time.

         Notwithstanding the foregoing, any demand presented hereunder, in full compliance with the terms hereof, for a C Drawing or D Drawing will be duly honored (i) not later than 12:00 noon, San Francisco time, on the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us at or before 9:00 a.m., San Francisco time, and (ii) not later than 12:00 noon, San Francisco time, on the Business Day following the Business Day on which such demand is presented to us as aforesaid if such presentation is made to us after 9:00 a.m., San Francisco time.

         If the remittance instructions included with any demand presented under this Letter of Credit require that payment is to be made by transfer to an account with us or with another bank, we and/or such other bank may rely solely on the account number specified in such instructions even if the account is in the name of a person or entity different from the intended payee.

         With respect to any demand that is honored hereunder, the total amount of this Letter of Credit shall be reduced as follows:

         (A) With respect to any A Drawing or B Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand and shall not be reinstated;

         (B) With respect to any C Drawing or D Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand; provided, however, that such amount shall be reinstated in full or in part, if and to the extent, prior to the Expiration Date, we are reimbursed from remarketing proceeds for all or a portion of such demand, at which time we shall advise you in writing of such reinstatement and the amount reinstated; and

         (C) With respect to any F Drawing, the total amount of this Letter of Credit shall be reduced, as to all demands subsequent to the applicable demand, by the amount of the applicable demand as of the time of presentation of such demand; PROVIDED, HOWEVER, that such amount shall be automatically reinstated on the eighth (8th) Business Day following the date such demand is honored by us, unless (i) you shall have received notice from us by express courier, authenticated SWIFT message, facsimile transmission, or registered mail no later than seven
                  (7) Business Days after such demand is honored by us that there shall be no such reinstatement, or (ii) such eighth
                  (8th) Business Day falls after the Expiration Date.

         Upon presentation to us of an E Drawing in compliance with the terms of this Letter of Credit, no further demand whatsoever may be presented hereunder.

         An F Drawing shall not be presented to us (i) more than once during any twenty-seven (27) calendar day period, or (ii) with respect to any single F Drawing, for an amount more than U.S. $411,287.67.

         Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), Publication No. 500 of the International Chamber of Commerce (the "UCP"); provided, however, that Article 41, paragraphs d, e, f, g, h, i and j of Article 48 and the second sentence of
Article 17 shall not apply to this Letter of Credit. Furthermore, as provided in the first sentence of Article 17 of the UCP, we assume no liability or responsibility for consequences arising out of the interruption of our business by Acts of God, riots, civil commotions, insurrections, wars or any other causes beyond our control, or strikes or lockouts. With respect to matters related to this Letter of Credit which are not covered by the UCP such matters shall be governed by the laws of the State of California, including, without limitation, the Uniform Commercial Code as in effect in the State of California, except to the extent such laws are inconsistent with the UCP or made inapplicable by this Letter of Credit.

         This Letter of Credit is transferable and may be transferred more than once, but in each case only in the amount of the full unutilized balance hereof to any single transferee who you shall have advised us pursuant to Annex G has succeeded U.S. Bank National Association or a successor trustee as Trustee under the Indenture dated as of July 1, 2006 as supplemented from time to time (the "Indenture") between Collier County Industrial Development Authority (the "Issuer") and U.S. Bank National Association, as Trustee, pursuant to which $27,800,000 in aggregate principal amount of the Issuer's Variable Rate Demand Refunding Bonds (ALLETE, Inc. Project), Series 2006 (the "Bonds") were issued. Transfers may be effected without charge to the transferor and only through ourselves and only upon presentation to us of a duly executed instrument of transfer in the form attached hereto as Annex G. Any transfer of this Letter of Credit as aforesaid must be endorsed by us on the reverse hereof and may not change the place of presentation of demands from our Letter of Credit Operations Office in San Francisco, California.

         All payments hereunder shall be made from our own funds.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Indenture), except the UCP to the extent the UCP is not inconsistent with or made inapplicable by this Letter of Credit; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except the UCP.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION



                                       By -----------------------------------
                                           Authorized Signature

Letter of Credit Operations Office
Telephone No.: 1-800-798-2815 (Option 1)
Facsimile No.:     (415) 296-8905

                                               ANNEX A TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069



Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment of principal upon an optional and/or mandatory redemption of less than all of the Bonds currently outstanding.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT].

         (5) The Trustee has contacted or attempted to contact by telephone an officer of the Bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (6) If this demand is received by you at or before noon, San Francisco time on a Business Day, you must make payment on this demand at or before 10.00 a.m., San Francisco time, on the next Business Day. If this demand is received by you after noon, San Francisco time, on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the second Business Day following such Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX B TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069



Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the letter of credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment of unpaid interest upon an optional and/or mandatory redemption of less than all of the Bonds currently outstanding.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT].

         (5) The Trustee has contacted or attempted to contact by telephone an officer of the Bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (6) If this demand is received by you at or before noon, San Francisco time on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the next Business Day. If this demand is received by you after noon, San Francisco time, on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the second Business Day following such Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX C TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069



Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment of the principal amount of those Bonds which the remarketing agent (as defined in the Indenture) has been unable to remarket within the time limits established in the Indenture.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT].

         (5) The Trustee has contacted or attempted to contact by telephone and telefacsimile an officer of the Bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (6) If this demand is received by you at or before 9:00 a.m., San Francisco time on a Business Day, you must make payment on this demand at or before 12:00 noon, San Francisco time, on said Business Day. If this demand is received by you after 9:00 a.m., San Francisco time, on a Business Day, you must make payment on this demand at or before 12:00 noon, San Francisco time, on the Business Day following said Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX D TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069



Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment of the unpaid interest on those Bonds which the remarketing agent (as defined in the Indenture) has been unable to remarket within the time limits established in the Indenture.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT].

         (5) The Trustee has contacted or attempted to contact by telephone and telefacsimile an officer of the bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (6) If this demand is received by you at or before 9:00 a.m., San Francisco time on a Business Day, you must make payment on this demand at or before 12:00 noon, San Francisco time, on said Business Day. If this demand is received by you after 9:00 a.m., San Francisco time, on a Business Day, you must make payment on this demand at or before 12:00 noon, San Francisco time, on the Business Day following said Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX E TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069
Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st. Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment, at stated maturity, upon acceleration following an event of default, or upon redemption as a whole, of the total unpaid principal of, and unpaid interest on, all of the Bonds which are presently outstanding.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT WHICH IS THE SUM OF THE TWO AMOUNTS SET FORTH IN PARAGRAPH 5, BELOW].

         (5) The amount of this demand is equal to the sum of (a) U.S. $[insert amount] being drawn in respect of the payment of unpaid principal of the Bonds and (b) U.S. $[INSERT AMOUNT] being drawn in respect of the payment of unpaid interest on the Bonds.

         (6) The Trustee has contacted or attempted to contact by telephone an officer of the Bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (7) If this demand is received by you at or before noon, San Francisco time on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the next Business Day. If this demand is received by you after noon, San Francisco time, on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the second Business Day following such Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX F TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069



Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California  94111

For the Urgent Attention of Letter of Credit Manager.

         [INSERT NAME OF BENEFICIARY] (the "Trustee") hereby certifies to Wells Fargo Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. NZS569069 (the "Letter of Credit"; the terms the "Bonds", "Business Day" and the "Indenture" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         (1) The Trustee is the trustee or a successor trustee under the Indenture.

         (2) The Trustee is making a demand for payment under the Letter of Credit with respect to the payment, on an Interest Payment Date (as defined in the Indenture), of unpaid interest with respect to the Bonds.

         (3) The amount of this demand for payment was computed in accordance with the terms and conditions of the Bonds and the Indenture and is demanded in accordance with the Indenture, which amount please remit to the undersigned as follows:

                        [INSERT REMITTANCE INSTRUCTIONS].

         (4) The amount hereby demanded under the Letter of Credit is U.S. $[INSERT AMOUNT].

         (5) The Trustee has contacted or attempted to contact by telephone an officer of the Bank's letter of credit office in San Francisco, California regarding the amount of this demand and the date and time by which payment is demanded.

         (6) If this demand is received by you at or before noon, San Francisco time on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the next Business Day. If this demand is received by you after noon, San Francisco time, on a Business Day, you must make payment on this demand at or before 10:00 a.m., San Francisco time, on the second Business Day following such Business Day.

                          [INSERT NAME OF BENEFICIARY]
                           [INSERT SIGNATURE AND DATE]

                                               ANNEX G TO WELLS FARGO BANK, N.A.
                                                    IRREVOCABLE LETTER OF CREDIT
                                                                   NO. NZS569069








Wells Fargo Bank, N.A.
Letter of Credit Operations Office
One Front Street, 21st Floor
San Francisco, California 94111

                                                                   [INSERT DATE]

Subject: Your Letter of Credit No. NZS569069

Ladies and Gentlemen:

         For value received, we hereby irrevocably assign and transfer all of our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended, increased or reduced to:

                  ------------------------------
                  [Name of Transferee]

                  ------------------------------

                  ------------------------------

                  ------------------------------
                  [Address of Transferee]

         By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

         The original Letter of Credit is returned with all amendments to this date. Please notify the transferee in such form as you deem advisable of this transfer and of the terms and conditions to this Letter of Credit, including amendments as transferred.

         You are hereby advised that the transferee named above has succeeded U.S. Bank National Association or a successor trustee, as Trustee under the Indenture dated as of July 1, 2006 as supplemented from time to time (the "Indenture") between Collier County Industrial Development Authority (the "Issuer") and U.S. Bank National Association, as Trustee, pursuant to which $27,800,000 in aggregate principal amount of Issuer's Variable Rate Demand Refunding Bonds (ALLETE, Inc. Project), Series 2006 were issued.

                                               Very truly yours,

                                               [INSERT NAME OF TRANSFEROR]



                                               By:
                                                   -----------------------------
                                                   [INSERT NAME AND TITLE]

                                               TRANSFEROR'S SIGNATURE GUARANTEED

                                               By:
                                                    ----------------------------
                                                    [Bank Name]

                                               By:
                                                    ----------------------------
                                                    [INSERT NAME AND TITLE]

         By its signature below, the undersigned transferee acknowledges that it has duly succeeded U.S. Bank National Association or a successor trustee as Trustee under the Indenture.

                                                    [INSERT NAME OF TRANSFEREE]



                                               By:
                                                   -----------------------------
                                                    [INSERT NAME AND TITLE]

                                                                       EXHIBIT B
                                                                       ---------

                                 L/C COMMITMENTS

================================================================================
PARTICIPATING BANK                                      L/C COMMITMENT
--------------------------------------------- ----------------------------------
Wells Fargo Bank, National Association                  $16,211,287.67
--------------------------------------------- ----------------------------------
The Bank of Tokyo-Mitsubishi UFJ, Ltd.                  $12,000,000.00
================================================================================